EXECUTION VERSION

DATED	30 December 2014
Oclaro Technologies Limited -and- II-VI Incorporated -and- II-VI Holdings B.V.
SETTLEMENT AGREEMENT

TAYLOR WESSING LLP 5 NEW STREET SQUARE LONDON EC4A 3TW +44 (0)20 7300 7000 +44 (0)20 7300 7100 DX 41 London Ref: TSS/IIV3.U1

THIS AGREEMENT is made as of 30 December 2014.
BETWEEN:

(a)	Oclaro Technologies Limited, a company incorporated under the laws of England and Wales (“Oclaro”);

(b)	II-VI Incorporated, a Pennsylvania corporation (“II-VI”); and

(c)	II-VI Holdings B.V., a Netherlands corporation (“II-VI BV”, and together with II-VI, the "II-VI Parties"), together the “Parties” and each a “Party”.
WHEREAS:

A.
Oclaro and II-VI BV entered into a Share and Asset Purchase Agreement, dated as of 12 September 2013 (the “SAPA”). Pursuant to the SAPA, Oclaro sold and transferred, and caused its Affiliates (as such term is defined in the SAPA) to sell and transfer, certain assets of Oclaro (including all outstanding shares of capital stock of Oclaro Switzerland GmbH, a limited liability company formed under the laws of the Swiss Confederation) to II-VI BV and its Affiliates, and II-VI BV assumed certain liabilities of Oclaro and its Affiliates.

B.
Pursuant to the SAPA, II-VI BV retained US$6,000,000 of the purchase price payable under the SAPA as an indemnification holdback in respect of Oclaro’s indemnification obligations under the SAPA (the “SAPA Holdback Amount”).

C.
Pursuant to an Option Agreement by and among Oclaro, the II-VI Parties, Oclaro, Inc., a Delaware corporation, Oclaro (North America) Inc., a Delaware corporation, and Avanex Communication Technologies Co., a company organized under the laws of the People’s Republic of China, dated September 12, 2013 (the “Option Agreement”), Oclaro and II-VI entered into an Asset Purchase Agreement, dated as of 10 October 2013 (the “APA”). Pursuant to the APA, Oclaro and its Affiliates (as such term is defined in the APA) sold and transferred, and caused its Affiliates to sell and transfer, certain assets of Oclaro to II-VI and its Affiliates, and II-VI assumed certain liabilities of Oclaro.

D.
Pursuant to the APA, II-VI retained US$4,000,000 of the purchase price payable under the APA as an indemnification holdback in respect of Oclaro’s indemnification obligations under the APA (the “APA Holdback Amount”).

E.
Pursuant to the SAPA and the APA, the Parties entered into the following agreements: a) Manufacturing Services and Supply Agreement dated as of September 12, 2013; b) Manufacturing Services and Supply Agreement For HPL and VCSEL dated as of September 12, 2013, and amended as of October 21, 2014 (the “MSA Caswell Agreement”); c) Transition Services Agreement dated as of September 12, 2013; d) Manufacturing Services and Supply Agreement (Amplifier) dated as of November 1, 2013; and e) Transition Services Agreement dated as of November 1, 2013 (collectively the “MSA/TSA Agreements”).

F.
A dispute has arisen between the II-VI Parties on the one hand and Oclaro on the other hand as to accounts receivable collected by Oclaro on behalf of the II-VI Parties and certain amounts due under the MSA/TSA Agreements (the “First Dispute”).

G.
A dispute has arisen between the II-VI Parties on the one hand and Oclaro on the other hand as to (a) alleged inaccuracies in and/or breaches, whether due to fraud or otherwise, of certain representations and warranties (other than the Fundamental Reps and/or SOL Reps, as such terms are defined in the SAPA and APA) given by Oclaro under both the SAPA and the APA (and any certificate delivered in connection therewith, to the extent in respect of such representations and warranties), (b) whether Oclaro is obliged to indemnify II-VI for Damages (as such term is defined in the SAPA and the APA) resulting from such alleged inaccuracies in and/or breaches of such representations and warranties, and (c) the resulting entitlement of the Parties to retention or payment of the SAPA Holdback Amount and the APA Holdback Amount (collectively the “Second Dispute,” and together with the First Dispute, the “Disputes”).

H.
The Parties engaged in discussions in respect of the Disputes. On or about October 21, 2014, the Parties agreed to a settlement of the First Dispute (including all claims of any Party or their Related Parties under any of the MSA/TSA Agreements, except with respect to payment obligations for services performed or charges incurred for activities occurring after October 21, 2014 under any of the MSA/TSA Agreements or under the Common Expense Allocation Agreement between certain of the Parties or their affiliates in respect of real property and certain services provided in Shenzhen, China, or under the lease between certain of the Parties or their affiliates in respect of real property in Paignton, England (such payment obligations, the “Retained Claims”), and Oclaro made a payment to II-VI in respect thereof.

I.	To avoid further costs and expenditure of resources, the Parties now desire to settle, compromise, and resolve the Disputes on the terms set forth in this Agreement.
NOW IT IS HEREBY AGREED as follows:

1.	Definitions and Interpretation
In this Agreement, unless the context otherwise requires, the following words and expressions shall have the following meanings:
Oclaro Account means the bank account of Oclaro details of which appear at Annex 1 to this Agreement.
II-VI Parties' Released Claims means all and/or any actions, claims (including with respect to fraud or otherwise to the maximum extent possible in law), rights, demands and set-offs, whether in this jurisdiction or any other, whether known or unknown to the II-VI Parties or to the law, in law or equity, that the II-VI Parties, the II-VI Parties' Related Parties or any of them ever had, may have or hereafter can, shall or may have against Oclaro or any of Oclaro's Related Parties arising out of or in connection with (a) either of the Disputes (including all claims of any Party under the MSA/TSA Agreements, except for the Retained Claims), (b) the Option Agreement, or (c) any other representation or warranty given under the SAPA or the APA (other than the Fundamental Reps and/or SOL Reps, as such terms are defined in the SAPA and APA) or any certificate delivered in connection therewith, to the extent in respect of such representations or warranties.
Oclaro's Released Claims means all and/or any actions, claims (including with respect to fraud or otherwise to the maximum extent possible in law), rights, demands and set-offs, whether in this jurisdiction or any other, whether known or unknown to Oclaro or to the law, in law or equity, that Oclaro, Oclaro’s Related Parties or any of them ever had, may have or hereafter can, shall or may have against the II-VI Parties or any of the II-VI Parties' Related Parties arising out of or in connection with (a) either of the Disputes (including all claims of any Party under the MSA/TSA Agreements, except for the Retained Claims), (b) the Option Agreement, or (c) any other representation or warranty given under the SAPA or the APA or any certificate delivered in connection therewith, to the extent in respect of such representations or warranties.
Related Parties means a Party’s former, current or future parent, subsidiaries, commonly controlled entities, affiliates, franchisees, former or current trustees, assigns, transferees, predecessors and successors in interest, heirs, beneficiaries, insurers, representatives, principals, agents, shareholders, partners, participants, members, joint ventures, officers, directors, managers, associates, or employees.

2.	Payments, Settlement, Releases and Agreement Not To Sue

2.1	By 4.30 pm New York time on 6 January 2015, II-VI BV shall pay US$1,410,000 of the SAPA Holdback Amount to the Oclaro Account in immediately available funds.

2.2	The remaining US$4,590,000 of the SAPA Holdback Amount shall be and is hereby irrevocably and unconditionally released to II-VI BV.

2.3	By 4.30 pm New York time on 6 January 2015, II-VI shall pay US$940,000 of the APA Holdback Amount to the Oclaro Account in immediately available funds.

2.4	The remaining US$3,060,000 of the APA Holdback Amount shall be and is hereby irrevocably and unconditionally released to II-VI.

2.5	In consideration for the Parties entering into this Agreement and agreeing to the terms hereof:

(a)	The II-VI Parties hereby fully and finally settle, release and forever discharge the II-VI Parties' Released Claims on their own behalf and on behalf of their Related Parties; and

(b)	Oclaro hereby fully and finally settles, releases and forever discharges Oclaro's Released Claims on its own behalf and on behalf of its Related Parties;

2.6
The II-VI Parties on the one hand and Oclaro on the other agree, on behalf of themselves and on behalf of their Related Parties, not to commence, pursue, aid in any way (except to the extent required by law), prosecute or cause to be commenced or prosecuted against the other Party or its Related Parties any action, suit or other proceeding concerning the II-VI Parties' Released Claims and/or Oclaro's Released Claims, in this jurisdiction or any other.

2.7
For the avoidance of doubt, this Agreement and the Parties' obligations under it shall not settle, release, discharge or otherwise affect the Parties’ rights, entitlements, duties or responsibilities under the SAPA, the APA, or the MSA/TSA Agreements except those which are the subject of any of (a) either of the Disputes, (b) any other representation or warranty given under the SAPA or the APA (other than the Fundamental Reps and/or SOL Reps, as such terms are defined in the SAPA and APA), or (c) the Option Agreement.

3.	Warranties and Authority

3.1	The II-VI Parties each warrants and represents that it has not sold, transferred, assigned or otherwise disposed of its interest in the II-VI Parties' Released Claims.

3.2	Oclaro warrants and represents that it has not sold, transferred, assigned or otherwise disposed of its interest in Oclaro's Released Claims.

3.3
Each Party warrants and represents to the others with respect to itself that it has the full right, power and authority to execute, deliver and perform this Agreement on behalf of itself and its Related Parties.

4.	No Admissions, No Waiver

4.1
This Agreement, all negotiations with respect to it and steps taken pursuant to it, are not and shall not be construed as, relied upon or deemed to be, admissions or concessions by any of the Parties of any liability or wrongdoing or loss whatsoever, and may not be introduced or admitted by any person as evidence of any such admission or concession.

4.2
The waiver by one of the Parties of any breach of this Agreement shall not be deemed a waiver of any other prior or subsequent breach of this Agreement. No waiver of any right under this Agreement shall be effective unless it is in writing and signed by the Party waiving such right.

5.	Invalidity
If any part of this Agreement should be held or deemed to be void, illegal, invalid or unenforceable under any applicable enactment or rule of law, such provision or part shall to that extent be deemed not to form part of this Agreement and the validity, legality and enforceability of the remainder of this Agreement shall not in any way be affected or impaired and shall remain in full force and effect.

6.	Variation
No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the Parties.

7.	Whole Agreement and Non-Reliance on Representations

7.1
This Agreement supersedes any previous written or oral agreement between the Parties in relation to the matters dealt with in this Agreement and contains the whole agreement between the Parties relating to the subject matter of this Agreement at the date hereof to the exclusion of any terms implied by law which may be excluded by contract.

7.2
Each Party acknowledges that this Agreement has not been entered into either wholly or partly in reliance on any statement, promise or representation which is not expressly set out in this Agreement made by or on the behalf of the other Party.

8.	Co-operation
The Parties shall deliver or cause to be delivered such instruments and other documents at such times and places as may be reasonably necessary or desirable, and shall take any other action reasonably requested by another Party, for the purpose of putting this Agreement into effect.

9.	Contracts (Rights of Third Parties) Act 1999
Except as may be necessary for Related Parties to enforce the settlement, release and agreement not to sue in clause 2 of this Agreement, the Parties agree that the terms of this Agreement are not enforceable by any third party under the Contracts (Rights of Third Parties) Act 1999.

10.	Costs
The Parties shall each bear their own legal costs in relation to the Disputes and this Agreement.

11.	Confidentiality
The Parties irrevocably agree to keep the existence of this Agreement, its terms and the negotiations preceding it, confidential, save that a Party may disclose this Agreement or its material terms:

(a)
where (and only to the extent that) such Party is required to do so by law or by any relevant regulatory authority after providing the other Party with an advance copy of the disclosure at least twenty four (24) hours prior to the disclosure;

(b)	so far as is necessary for the purpose of implementing and enforcing the terms of this Agreement;

(c)	in confidence to such Party's legal and professional advisors, insurers and auditors; or

(d)	as otherwise agreed in writing by the Parties.

12.	Counterparts
This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Either party may enter into this Agreement by executing any such counterpart, and for the purpose of completion, faxed or scanned signatures by the Parties' representatives shall be binding.

13.	Time of the Essence
Time will be of the essence of this Agreement as regards the time, dates and periods mentioned in this Agreement and as to any time, dates and periods which may by agreement in writing by the Parties be substituted for them.

14.	Governing Law and Dispute Resolution

14.1	This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

14.2
Each of the Parties irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any proceedings arising out of or in connection with this Agreement shall be brought in such courts.

SIGNED by                 )
Francis J. Kramer            )
Authorised Representative        )
for and on behalf of            )
II-VI Incorporated            )
/s/ Francis J. Kramer
Signature

SIGNED by                 )
TRUST INTERNATIONAL
MANAGEMENT (T.I.M.) B.V.,
Managing Director A            )

By: Mr. Clemens van den Broek     )
(Attorney-in-Fact A)                /s/ Clemens van den Broek
Signature
Mr. Marlon Martis             )
(Attorney-in-Fact A)                /s/ Marlon Martis
Signature

Francis J. Kramer,
Managing Director B

Authorised Representative        )
for and on behalf of            )
II-VI Holdings B.V.            )        /s/ Francis J. Kramer
Signature

SIGNED by                 )
James Haynes                )
Authorised Representative        )
for and on behalf of            )
Oclaro Technologies Limited        )        /s/ James Haynes
Signature

ANNEX 1

The Oclaro Account